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                                                                  EXHIBIT 10.6b

                                 LIGHTHOUSE BANK
                             STOCK OPTION AGREEMENT

         This Stock Option Agreement ("Option Agreement") entered into effective as of this 3rd day of May, 2000, represents the understanding of Claire S. Bean ("Executive") and Lighthouse Bank (the "Bank") and Brookline Bancorp, Inc. ("BBI"), with respect to options ("Options") to acquire the common stock of the Bank in the amount and pursuant to the terms described below.

                                    RECITALS:

         A. BBI has entered into an employment agreement ("Employment Agreement") with Executive dated as of August 1, 1999, which Employment Agreement has been assumed by the Bank;

         B. In partial consideration of Executive's entering into such Employment Agreement, the Bank desires to grant Options to the Executive upon the following terms and conditions:

         In consideration of their mutual covenants and other good and valued consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         (1) Executive is hereby granted Options to purchase four percent (4%) of the common stock of the Bank (or 40,000 options), which Options shall be treated as incentive stock options to the extent permissible under federal law.

         (2) The Options granted herein shall vest at the rate of forty percent (40%) at the end of the first twelve months following the date hereof (the "Anniversary Date") and thereafter shall vest at the rate of twenty percent (20%) on each succeeding Anniversary Date. Provided, however, that upon a Change in Control (as defined in the Employment Agreement), each Option granted hereunder shall automatically be deemed fully vested for all purposes.

         (3) In event the Bank issues any additional shares of common stock in exchange for additional capital, the Executive shall be granted additional Options equal to four percent (4%) of the additional shares issued; provided, however, that new Options shall not be granted with respect to any shares to be sold in a public offering of the Bank's common stock for which a registration statement is filed with the Securities and Exchange Commission.

         (4) The exercise price of each Option granted hereby shall be Twenty-Five Dollars ($25.00), which is the per share price paid by BBI at the time of initial capitalization of the Bank, and is the fair market value of the shares on the date of grant. The exercise price of any additional Options that may be granted to Executive in connection with the issuance of additional shares of common stock shall be the per share price paid for the additional shares. It is contemplated that such per share price shall be the same as the per share fair market value of the additional shares on the date they are issued.

         (5) In the event there is no public market for the common stock of the Bank at the end of four (4) years from the date hereof, Executive shall have the right to sell to BBI or, at the election of BBI, to the Bank, shares of the Bank obtained through the exercise of options which were exercised at least six months prior to the date of sale. The maximum number of shares that can be sold to BBI, or at the election of BBI, to the Bank each year shall equal fifty percent (50%) of the shares covered by the Options granted and the sales price per share shall be the per share fair market value at the time of sale. If no public market exists for the Bank's common stock, at the request of Executive, which request shall not be made more than once in any twelve (12) month period, or at the election of BBI, BBI shall engage an independent appraisal firm to determine the fair market value of the Bank's common stock beginning at the end of the fourth year after formation

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                  of the Bank. In the event of a sale to BBI in accordance with this paragraph, BBI may elect to engage an independent appraisal firm to determine the fair market value of the common stock of the Bank. If no new appraisal is obtained, the fair market value of the Bank's common stock shall be deemed to be the fair market value determined at the last valuation.

         (6) In the event of the occurrence of an Event of Termination (as defined in the Employment Agreement), Executive shall have the right to receive a cash payment equal to the difference between the fair market value of the Executive's vested Options and the exercise price of such Options. BBI shall engage an independent appraisal firm to determine the fair market value as of the Date of Termination (as defined in the Employment Agreement).

ATTEST:                                        LIGHTHOUSE BANK


By: /s/Linda Rosen                             By: /s/ Richard P. Chapman, Jr.
   --------------------------                     -----------------------------
   Linda Rosen                                    Richard P. Chapman, Jr.

WITNESS:                                       EXECUTIVE


/s/Thomas R. Venables                          /s/Claire S. Bean
-----------------------------                  ---------------------------------
Thomas R. Venables                             Claire S. Bean


ATTEST:                                        BROOKLINE BANCORP, INC.


/s/Linda Rosen                                 /s/Richard P. Chapman, Jr.
-----------------------------                  ---------------------------------
Linda Rosen                                    Richard P. Chapman, Jr.